UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2007
Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	001-31711 (Commission File Number)	99-0273889 (IRS Employer Identification No.)
1500 Dragon Street, Suite B, Dallas, Texas 75207
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (214) 623-8446

Former name or address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As disclosed in the Quarterly Report on Form 10-Q of Home Solutions of America, Inc. (the “Company”) for the quarter ended June 30, 2007, on August 14, 2007, the Company and Brian Marshall, the seller of the Company’s wholly-owned subsidiary, Fireline Restoration, Inc. (“Fireline”), and a director and the Executive Vice President of the Company, entered into a satisfaction of note and amendment to stock purchase agreement effective as of June 30, 2007 (the “Satisfaction Agreement”). The terms of the Satisfaction Agreement provide that (i) the $21,650,000 promissory note that was previously issued by the Company to Mr. Marshall in partial consideration for the stock of Fireline is deemed satisfied, paid in full and cancelled, (ii) the Company is entitled to receive the first $9,000,000 in net proceeds collected from certain uncollected accounts receivable due and owing to Fireline from the Florida Insurance Guarantee Association (“FIGA”), (iii) Mr. Marshall is entitled to receive the next $21,650,000 in net proceeds collected from the FIGA accounts receivable, and (iv) the Company is entitled to receive any additional net proceeds from the FIGA receivables over and above the amounts paid out to the Company and Mr. Marshall pursuant to clauses (ii) and (iii) above.
     The Satisfaction Agreement also modifies the Company’s indemnity rights under the Stock Purchase Agreement dated July 31, 2006 (the “Purchase Agreement”) between the Company and Mr. Marshall, pursuant to which the Company acquired Fireline. The indemnity provisions under the Purchase Agreement, as amended, now provide that (i) the Company’s indemnity rights against Mr. Marshall with respect to accounts receivable are eliminated, (ii) the maximum amount for indemnity claims for which Mr. Marshall may be responsible is reduced from an amount equal to the Fireline purchase price (approximately $44,000,000) to 200,000 shares of the Company’s common stock being held in escrow, and (iii) the cap on the maximum amount that the Company may recover from Mr. Marshall pursuant to its indemnity rights is eliminated with respect to representations for taxes, environmental claims, the ownership of the Fireline stock prior to the acquisition and liens against the Fireline assets.
     Under the terms of the Company’s credit agreement with its lender, the Company is required to obtain the lender’s consent to the transactions contemplated by the Satisfaction Agreement. As of the date this Current Report on Form 8-K is filed with the SEC, the Company had not obtained its lender’s written consent to the transactions contemplated by the Satisfaction Agreement. The Company has presented the transaction to its lender for consent and is using its best efforts to obtain such consent. Based on these efforts, management believes that it will obtain the written consent of its lender to the transaction. However, management expects that its lender will require the Company and Mr. Marshall to comply with conditions imposed by the lender, including payment of a fee and such other terms and conditions as are determined by the lender. Furthermore, the Company’s lender has no obligation to consent to the transaction and it is possible that the Company will not obtain its lender’s consent to the transaction. As of the date this Current Report on Form 8-K is filed with the SEC, the Company’s loan is not in default. If the Company is unable to obtain its lender’s consent to the Satisfaction Agreement, then it intends to restructure the transaction on terms satisfactory to its lender.
     The Satisfaction Agreement and the transactions contemplated thereby are described in the Company’s Quarterly Report on 10-Q for the quarterly period ended June 30, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Satisfaction of Note and Amendment to Stock Purchase Agreement among Home Solutions of America, Inc., Fireline Restoration, Inc. and Brian Marshall dated August 14, 2007 and effective June 30, 2007 (filed with the SEC as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30,2007 and incorporated herein by reference).

FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, economic, and competitive conditions, credit market and other market conditions, regulatory framework, and business decisions, collection of accounts receivable, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, which contain specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SOLUTIONS OF AMERICA, INC.
Date: August 20, 2007	By:	/s/ Jeffrey M. Mattich
		Name:	Jeffrey M. Mattich
		Title:	Chief Financial Officer

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